UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2026

OMNIAB, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40720	98-1584818
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 600
Emeryville
CA	94608
(Address of principal executive offices)	(Zip Code)
(510) 250-7800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OABI	The Nasdaq Global Market
Warrants to purchase common stock	OABIW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
    OmniAb, Inc. (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”) on June 17, 2026. Set forth below are the final voting results for the actions taken by the shareholders at the Annual Meeting.
Proposal 1. The election of two directors to serve as Class I directors for a three-year term to expire at the 2029 Annual Meeting of Shareholders. The following two Class I directors were elected by the votes indicated:

	For	Withheld	Broker Non-Votes
Jennifer Cochran, Ph.D.	57,948,696	25,997,984	18,464,904
Matthew W. Foehr	82,231,849	1,714,831	18,464,904

Proposal 2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The appointment was ratified by the votes indicated:

For	Against	Abstain	Broker Non-Votes
102,163,551	112,653	135,380	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIAB, INC.

Date: June 18, 2026	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Chief Legal Officer and Secretary